Execution Copy


                        COMMON STOCK REGISTRATION RIGHTS
                           AND STOCKHOLDERS AGREEMENT
                           Dated as of March 30, 1998
                                      among
                               MMH HOLDINGS, INC.
                                       and
                                 CHARTWELL, L.P.
                                       and
                             CIBC OPPENHEIMER CORP.
                             (as Initial Purchaser)

            THIS COMMON STOCK REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of March 23, 1998 among MMH Holdings, Inc. a Delaware corporation (the "Issuer"), Chartwell, L.P., a Delaware limited partnership ("Chartwell") and CIBC Oppenheimer Corp., as Initial Purchaser (the "Initial Purchaser"). This Agreement is made pursuant to the Securities Purchase Agreement, dated as of March 23, 1998, among the Issuer and the Initial Purchaser (the "Purchase Agreement"), relating, among other things, to the sale by the Issuer to the Initial Purchaser of an aggregate of 57,710 Units, each Unit consisting of one share of the Issuer's 12% Series A Senior Exchangeable Preferred Stock (the "Senior Preferred Stock") and 0.012476 shares of non-voting Common Stock, par value $0.01 per share ("Unit Common Stock"), of the Issuer. In order to induce the Initial Purchaser to enter into the Purchase Agreement (a) the Issuer has agreed to provide to the Initial Purchaser and the Holders (as defined herein), among other things, the registration rights for the Unit Common Stock (it being understood that such rights will apply only to shares of Voting Common Stock (as defined) issued in exchange for shares of Unit Common Stock, as provided in the definition of "Registrable Securities," but subject to Section 4(iv) hereof) set forth in this Agreement and (b) Chartwell (on behalf of itself and its Affiliates) has agreed to provide the Holders, among other things, the tag-along rights and drag-along rights for the Unit Common Stock set forth herein. In consideration of the foregoing, the parties hereto agree as follows:

            1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "Act" shall mean the Securities Act of 1933, as amended from time to time.

            "Affiliate" of any specified Person means any other Person (including, without limitation, such Person's issue, siblings and spouse) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the term "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Agreement, the term "Affiliate" as it relates to Chartwell or any of its Affiliates shall not include CIBC Oppenheimer Corp., Indosuez Capital, Niles or the holders of interests in Niles other than Chartwell.

            "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law to close.

            "Capital Stock" shall mean with respect to any Person any and all shares or other equivalents (however designated and whether or not voting) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

            "Certificate of Designation" means the certificate of designation governing the Senior Preferred Stock as in effect on the date hereof.

            "Chartwell" shall have the meaning set forth in the preamble.

            "Chartwell Fund" shall have the meaning set forth in Section 3.2(a)(i).

            "Chartwell Percentage" shall have the meaning set forth in Section 3.2(a)(i).

            "Closing Date" shall mean the Time of Purchase as defined in the Purchase Agreement.

            "Common Stock" shall mean, collectively, the Unit Common Stock and Voting Common Stock.

            "Commission" shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

            "Demand Registration" shall have the meaning set forth in Section
2.1.

            "Depository" shall mean, with respect to Unit Shares represented by one or more Global Certificates, The Depository Trust Company or another Person designated as Depository by the Issuer, which must be a clearing agency registered under the Exchange Act.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            "Exchange Debentures" shall mean the Issuer's 12% Senior Subordinated Debentures issuable in exchange for the Senior Preferred Stock in accordance with the terms of the Certificate of Designation.

            "Exchange Indenture" means the form of Indenture relating to the Exchange Debentures as in effect on the Issue Date, a copy of which is on file with the Transfer Agent.

            "Fair Market Value" for a share of Unit Common Stock or a Registrable Security shall mean the value of such share of Unit Common Stock or Registrable Security as determined (without any discount for (a) lack of liquidity, (b) the amount of Unit Common Stock proposed to be sold, (c) the fact that the shares of Unit Common Stock held by any Holder of such security may represent a minority interest in a private company or (d) the fact that the Unit Common Stock is non-voting common stock) by a nationally recognized investment banking firm mutually acceptable to the Issuer and the Holders of a majority of the Registrable Securities proposed to be sold pursuant to Section 2.1(a).

            "Frasier" shall mean Frasier L.L.C.

            "Frasier LLC Agreement" shall mean the limited liability company operating agreement of Frasier.

            "Global Certificate" shall mean a certificate representing all or part of the Unit Shares issued to the Depository and bearing the legend set forth in Exhibit A hereto.

            "Holder" shall mean a holder of Unit Shares or Registrable Securities; provided, however, that for all purposes of voting or consent by holders of Unit Shares, including, without limitation, pursuant to Section 2.1(a) and Section 6(c), neither Chartwell, its Affiliates, nor the Issuer shall be deemed to be a holder of Unit Shares.

            "Holder Representatives" shall have the meaning set forth in Section 3.2(a).

            "Included Shares" shall have the meaning set forth in Section 2.1.

            "indemnified party" shall have the meaning set forth in Section
5(c).

            "indemnifying party" shall have the meaning set forth in Section
5(c).

            "Issuer" shall have the meaning set forth in the preamble and shall also include the Issuer's successors.

            "Initial Purchaser" shall have the meaning set forth in the preamble.

            "MHE Investments" shall mean MHE Investments, Inc., a Delaware corporation.

            "Niles" shall mean Niles L.L.C.

            "Niles LLC Agreement" shall mean the limited liability company operating agreement of Niles.

            "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            "Physical Certificate" shall mean a certificate representing Unit Shares in definitive registered form, other than a Global Certificate.

            "Piggy-Back Registration" shall have the meaning set forth in
Section 2.2.

            "Pro Rata Share" means the total dollar value of the amount of consideration to be received in the Transfer multiplied by a fraction (a) the numerator of which is the total dollar value of the securities or interests owned by a Person which have tag along rights with a Transfer of securities or interests by Chartwell L.P. or its Affiliates and (b) the denominator of which is the sum of the dollar value of all securities or interests of (x) all Persons to the extent they exercise tag along rights with such Transfer of securities or interests by Chartwell L.P. or its Affiliates hereunder or under any other agreement or arrangement and (y) all securities and interests of Chartwell L.P. and its Affiliates which are subject to tag along rights hereunder or under any other agreement or arrangement.

            "Purchase Agreement" shall have the meaning set forth in the preamble.

            "Purchase Election" shall have the meaning set forth in Section 2.1(b).

            "Purchase Election Date" shall have the meaning set forth in Section 2.1(b).

            "Purchase Offer" shall have the meaning set forth in Section 2.1(b).

            "Purchase Offer Payment Date" shall have the meaning set forth in
Section 2.1(b)(i).

            "Qualified Public Offering" shall have the meaning set forth in
Section 3.2(e).

            "Registrable Securities" shall mean the Voting Shares issued to Holders of Unit Shares in exchange for Unit Shares held by them, which exchange must occur on or prior to the consummation of any offering pursuant to a Registration Statement covering Voting Shares into which such Unit Shares are exchangeable, subject, however, to the provisions of Section 4(iv) hereof, and provided, however, that for purposes of computing "Requisite Shares" and for all voting and consenting rights of Registrable Securities, Unit Shares and Voting Shares of any of the Holders issued or issuable in exchange therefor shall count as one class of securities and shall vote and consent together as one class of securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such securities shall have been declared effective under the Act and such securities shall have been disposed of pursuant to such Registration Statement, (ii) such securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Act,
(iii) such securities shall have been otherwise Transferred by such Holder and new certificates for such securities not bearing a legend restricting further Transfer shall have been delivered by the Issuer or its Transfer Agent and subsequent disposition of such securities shall not require registration or qualification under the Act or any similar state law then in force or (iv) such securities shall have ceased to be outstanding.

            "Registration Expenses" shall mean all expenses incident to the Issuer's performance of or compliance with this Agreement, including, without limitation, all Commission and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Issuer and all independent certified public accountants, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or Transfer taxes, if any, attributable to the sale of Registrable Securities by Holders of such Registrable Securities) and other reasonable out-of-pocket expenses of Holders and all reasonable fees and disbursements of one counsel retained by the Holders of a majority of Registrable Securities intended to be registered in the applicable offering.

            "Registration Statement" shall mean any registration statement of the Issuer which covers any of the Voting Shares into which the Unit Shares are exchangeable pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Requisite Shares" shall mean a number of Registrable Securities equal to not less than 25% of the outstanding Registrable Securities held in the aggregate by all Holders.

            "Restricted Security" shall have the meaning set forth in Rule 144(a)(3) under the Act.

            "Rule 144" shall mean Rule 144 under the Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

            "Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

            "Selling Holder" shall mean a Holder who is selling Unit Shares in accordance with the provisions of Section 2.1 hereof.

            "Senior Preferred Stock" shall have the meaning set forth in the preamble hereof

            "Shares" means, collectively, the Unit Shares and the Voting Shares.

            "Transfer" shall mean the sale, assignment, gift, transfer, exchange, conversion, devising, bequeathing, pledge or other disposition of any security.

            "Transfer Agent" means any transfer agent or registrar appointed by the Issuer for the Unit Common Stock.

            "Triggering Event" shall have the meaning set forth in Section 2.1 hereof.

            "Unit Common Stock" shall have the meaning set forth in the preamble hereof.

            "Unit Shares" means the shares of Unit Common Stock issued to the Initial Purchaser on the date of this Agreement pursuant to the Purchase Agreement together with any other shares issued from time to time in respect thereof.

            "Voting Common Stock" shall mean the Voting Common Stock, par value $.01 per share, of the Issuer.

            "Voting Shares" means the shares of Voting Common Stock issued to or held by Chartwell on the date of this Agreement, together with any other shares issued from time to time in respect thereof, including exchanged Unit Shares.

            "Withdrawal Election" shall have the meaning set forth in Section
2.2.

            2. Registration Rights.

            2.1 Demand Registration.

                  (a) Request for Registration. At any time and on or after April 1, 2003 (the "Triggering Event"), Holders owning, individually or in the aggregate, at least the Requisite Shares may make a written request for registration under the Securities Act of their Registrable Securities (a "Demand Registration"). Any such request will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Subject to Section 2.1(b), upon a demand, the Issuer will prepare and file, within 40 days, and cause to be effective, within 120 days, of such demand, a Registration Statement in respect of all the Registrable Securities; provided, however, that if at the time of any such request, the Issuer is engaged or has fixed plans to engage within 30 days of the time of the request in an acquisition, financing or other material transaction which, in the good faith determination of the Board of Directors of the Issuer, would be adversely affected by the requested Demand Registration to the material detriment of the Issuer, then, in such event, the Issuer may, at its option, direct that such request be delayed for a period not in excess of 60 days from the date of the determination by the Board of Directors. The Issuer shall give written notice of such registration request within 10 days after the receipt thereof to all other Holders. Within 20 days after receipt of such notice by any Holder, any such Holder may request in writing that Registrable Securities be included in such Registration Statement and the Issuer shall include in the Registration Statement the Registrable Securities of any such Selling Holder requested to be so included (the "Included

Shares"). Each such request by such other Selling Holders shall specify the number of Included Shares proposed to be sold. Subject to Section 2.1(c), the Issuer shall be required to register Registrable Securities pursuant to this
Section 2.1 on a maximum of one occasion.

                  (b) Repurchase Election.

                        (i) Notwithstanding the foregoing provisions of Section 2.1(a), the Issuer shall not be obligated to effect a Demand Registration if the Issuer elects to make, or cause its designee to make, an offer to repurchase (a "Purchase Offer") all of the Unit Shares and Registrable Securities (a "Purchase Election") by mailing notice of such Purchase Offer to all Holders of Unit Shares and Registrable Securities on a date (the "Purchase Election Date") not more than 20 days after the receipt of any request for a Demand Registration made pursuant to Section 2.1(a) and indicating in such Purchase Offer that the Purchase Election will be consummated on a Business Day (the "Purchase Offer Payment Date") not more than 60 days after the Purchase Election Date at a price per share equal to the Fair Market Value per Unit Share or Registrable Security.

                        (ii) Notice of a Purchase Offer shall be mailed by the Issuer or its designee (or caused to be mailed by the Issuer or such designee), not less than 30 days nor more than 40 days before the Purchase Offer Payment Date to each Holder of Registrable Securities at its last registered address. The Purchase Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Business Day next preceding the Purchase Offer Payment Date. The notice, which shall govern the terms of the Purchase Offer, shall include such disclosures as are required by law and shall state:

                              (1) that the Purchase Offer is being made pursuant
            to this Section 2.1(b) and that all Unit Shares and Registrable Securities tendered for repurchase will be accepted for payment;

                              (2) the purchase price per Unit Share and
            Registrable Security, the name and address of the investment bank that determined the Fair Market Value of the Unit Shares and Registrable Securities and the Purchase Offer Payment Date;

                              (3) that any Unit Shares and Registrable
            Securities accepted for payment pursuant to the Purchase Offer shall cease to be outstanding after the Purchase Offer Payment Date unless the Issuer or its designee defaults in making payment therefor of the respective purchase price;

                              (4) that Holders electing to have Registrable
            Securities purchased pursuant to a Purchase Offer will be required to surrender such Unit Shares or Registrable Securities, together with a completed letter of transmittal, to the Issuer or its designee (or the Issuer's or its designee's agent as designated in such notice) at the address specified in the notice no later than 5:00 p.m. New York City time on the Business Day prior to the Purchase Offer Payment Date;

                              (5) that Holders will be entitled to withdraw
            their election if the Issuer or its designee (or such designated agent) receives, not later than 5:00 p.m. New York City time on the Business Day prior to the Purchase Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of Unit Shares or Registrable Securities delivered for purchase and a statement that such Holder is withdrawing its election to have such Registrable Securities purchased and promptly thereafter the Issuer or its designee (or such designated agent) shall redeliver the withdrawn Registrable Securities to the Holder;

                              (6) that a Holder electing not to tender such
            Holder's Unit Shares or Registrable Securities for purchase pursuant to such Purchase Offer by 5:00 p.m. New York City time on the Business Day prior to the Purchase Offer Payment Date will have no continuing right to require the Issuer or its designee to repurchase such Holder's Unit Shares or Registrable Securities or to effect a Demand Registration; and

                              (7) that Holders whose Unit Shares or Registrable
            Securities are tendered for purchase in part only will be issued new certificates representing the number of the unpurchased Unit Shares or Registrable Securities surrendered.

            On the Purchase Offer Payment Date, the Issuer or its designee shall
(i) accept for payment Unit Shares or Registrable Securities or portions thereof tendered pursuant to the Purchase Offer, (ii) promptly deliver to Holders of Unit Shares or Registrable Securities so accepted payment of the purchase price therefor and (iii) issue and mail or deliver to such Holders new certificates representing a number of Unit Shares or Registrable Securities equal to the unpurchased portion of the Unit Shares or Registrable Securities surrendered. Upon payment for all Unit Shares or Registrable Securities tendered pursuant to a Purchase Offer or, to the extent Unit Shares or Registrable Securities are not tendered as provided in the immediately preceding paragraph, upon compliance by the Issuer or its designee with their obligations under this Section 2.1(b) other than payment, the

Issuer or its designee shall be deemed to have effected the Demand Registration.

            The Issuer or its designee shall comply, to the extent applicable, with the requirements of Sections 13 and 14 of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Registrable Securities pursuant to a Purchase Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 2.1(b), the Issuer or its designee shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 2.1(b) by virtue thereof.

                  (c) Effective Registration. Except as provided in Section 2.1(b), a registration will not be deemed to have been effective as a Demand Registration unless it has been declared effective by the Commission and the Issuer has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after it has become effective, the offering of the Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Securities pursuant to the registration (for any reason other than the act or omissions of the Selling Holders), such registration will be deemed not to have been effected. If
(i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected or (ii) the registration requested pursuant to this Section 2.1 does not remain effective until the earlier of (i) 90 days beyond the effective date thereof and (ii) the consummation of the distribution by the Selling Holders of the Included Shares, then the Issuer shall continue to be obligated to effect an additional registration pursuant to this Section 2.1. The Selling Holders of Registrable Securities shall be permitted to withdraw all or any part of the Included Shares from a Demand Registration at any time prior to the effective date of such Demand Registration. If at any time a Registration Statement is filed pursuant to a Demand Registration, and subsequently a sufficient number of Included Shares are withdrawn from the Demand Registration so that such Registration Statement does not cover at least 25% of the Registrable Securities held by all Holders, the Selling Holders who have not withdrawn their Included Shares shall have the opportunity to include an additional number of Registrable Securities in the Demand Registration so that such Registration Statement covers at least 25% of the Registrable Securities held by all Holders. If an additional number of Registrable Securities is not so included, the Issuer may withdraw the Registration Statement; however, the Issuer will not be required to withdraw such Registration Statement, and if such Registration Statement is not withdrawn, the Issuer will not be obligated to effect an additional Demand Registration. Such withdrawn Registration Statement will not count as a Demand Registration and the Issuer shall continue to be obligated to effect a registration pursuant to this Section 2.1.

                  (d) Priority in Demand Registrations Pursuant to Section 2.1. If a Demand Registration pursuant to this Section 2.1 involves an underwritten offering and the managing underwriter or underwriters have notified, in writing, the Issuer and the Selling Holders of the Registrable Securities requesting such Demand Registration that it is their opinion that the total number of shares which the Selling Holders and any other Persons (including the Issuer) desiring to participate in such registration intend to include in such offering (including securities of the Issuer which are not Registrable Securities) is such as to materially and adversely affect the success of such offering, including the price at which such securities can be sold, then the Issuer will exclude from such registration (i) shares requested to be sold by Persons (other than the Issuer and the Selling Holders) to the minimum extent necessary to avoid such effect, and (ii) to the extent additional shares must be excluded in order to avoid such effect, shares which the Issuer intended to include in such offering to the minimum extent necessary to avoid such effect. After giving effect to the immediately preceding sentence, in the event that, in the written opinion of such managing underwriter or underwriters (delivered as provided above), the number of Registrable Securities requested to be included in such registration is still such as to materially and adversely affect the success of such offering, including the price at which such securities can be sold, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner).

                  (e) Selection of Underwriter. If the Selling Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Issuer shall select one or more nationally recognized firms of investment bankers (who shall be reasonably acceptable to the Selling Holders holding a majority of the Registrable Securities proposed to be included in the offering), to act as the managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering in their sole discretion.

                  (f) Expenses. The Issuer will pay all Registration Expenses in connection with the registration requested pursuant to Section 2.1(a). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's

Registrable Securities pursuant to a registration statement requested pursuant to this Section 2.1.

            2.2 Piggy-Back Registration. If at any time the Issuer proposes to file a Registration Statement under the Act with respect to an offering by the Issuer for its own account or for the account of any of its respective securityholders of any class of its Common Stock (other than (i) a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission), (ii) a Registration Statement filed in connection with an offer or offering of securities solely to the Issuer's existing securityholders including the Holders of Unit Shares or Registrable Securities, or (iii) a Demand Registration, then the Issuer shall give written notice of such proposed filing to the Holders of Unit Shares or Registrable Securities as soon as practicable (but in no event less than 20 Business Days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (which request shall specify the number of Registrable Securities intended to be disposed of by such Selling Holder, a "Piggy-Back Registration"). The Issuer shall use its reasonable best efforts to cause the managing underwriter or underwriters of such proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Issuer or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2.2 by giving written notice to the Issuer of its request to withdraw; provided, however, that such request to withdraw (a "Withdrawal Election") shall be irrevocable, and thereafter, a Selling Shareholder shall no longer have any right to include Registrable Securities in the Registration Statement as to which such Withdrawal Election was made. The Issuer may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective; provided that the Issuer shall give prompt notice thereof to participating Selling Holders. The Issuer will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2, and each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 2.2.

            No registration effected under this Section 2.2, and no failure to effect a registration under this Section 2.2, shall relieve the Issuer of its obligation to effect a registration upon the request of Holders pursuant to
Section 2.1, and no failure to effect a registration under this Section 2.2 and to complete the sale of shares of Registrable Securities in connection therewith shall relieve the Issuer of any other obligation under this Agreement.

            2.3 Reduction of Offering.

                  (a) If the managing underwriter or underwriters of any underwritten offering described in Section 2.2 have informed, in writing, the Selling Holders of the Registrable Securities requesting inclusion in such offering that it is their opinion that the total number of shares which the Issuer, the Selling Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which such securities can be sold, then the number of shares to be offered for the account of the Selling Holders and all other Persons requesting inclusion in such offering pursuant to "piggy-back" registration rights (other than (i) any Person initiating such offering pursuant to "demand" registration rights and
(ii) the Issuer) participating in such registration shall be reduced or limited pro rata among the Selling Holders and such other Persons in proportion to the respective number of shares requested to be registered by each such Selling Holder and other Person (provided that any shares thereby allocated to any such Selling Holder or other Person that exceed such Selling Holder's or other Person's request shall be reallocated among the remaining requesting Selling Holder's or Person's in like manner) to the minimum extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriters.

                  (b) If, as a result of the proration provisions of this
Section 2.3, any Selling Holder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Selling Holder has requested to be included, such Selling Holder may make a Withdrawal Election; provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Selling Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

            3. Transfers of Common Stock.

            3.1 Generally. All shares of Unit Common Stock at any time and from time to time outstanding that may be exchanged for Registrable Securities, and all Registrable Securities held by the Holders shall benefit from the rights set forth in this Section 3 and be held subject to the conditions and restrictions pertaining to drag-along rights set forth in Section 3.2. All shares of Voting Stock now or hereafter held by Chartwell or its Affiliates shall be held subject to the conditions and restrictions set forth in this Section 3. Each certificate representing Shares shall contain conspicuous notation on such certificate indicating that the Transfer of such Shares is subject to the terms and restrictions of this Agreement, and each Holder and Chartwell consents to the placement of such legend on the certificate or certificates representing the Shares owned by such Holder or Chartwell or its Affiliates.

            3.2 Tag-Along and Drag-Along Rights.

                  (a)(i) In the event that Chartwell (or any of its Affiliates) desires to Transfer (in one or a series of related transactions), after the date hereof, a portion of the Voting Common Stock which is indirectly economically beneficially owned by Chartwell or its Affiliates (or any portion of its interest in any Person in respect thereof) which, when added to the portion thereof which has been previously Transferred by Chartwell or its Affiliates (other than to entities, all of the equity interests of which are directly or indirectly owned by the ultimate parent of Chartwell, L.P. or to another similar investment fund, the principal partners or managers of which are Todd R. Berman or Michael S. Shein, hereinafter, a "Chartwell Fund"), constitutes more than 15% of the Voting Common Stock owned by Chartwell or its Affiliates, as of the date hereof, to an unaffiliated third party (for purposes hereof, being a Person as to which Chartwell and its Affiliates own, directly or indirectly, less than 10% of the capital stock, membership interests or partnership interests or is not otherwise Affiliated with Chartwell), it shall provide not less than 30 days prior written notice to each Holder, setting forth therein in detail the terms and conditions of such sale, and each Holder shall, upon not less than 10 days notice after receipt of the Chartwell notice, be entitled to sell its same Pro Rata Share of Unit Shares or Registrable Securities (treated for purposes of such calculation as if the same were Voting Shares) to the buyer thereof on the same terms and conditions as the Chartwell sale; provided, that each Holder shall be required only to represent and warrant on a several, but not joint basis, title to their respective Unit Shares or Registrable Securities, due authorization and no conflicts, legal compliance and similar representations as to such Holder and its status ("Holder Representations"), and shall not be required to enter into any covenants or agreements other than (i) indemnities as to such Holder's Representations and other indemnities as to which the purchaser's recourse is solely to a pro rata escrowed hold back of the purchase price determined by Chartwell; (ii) as to Persons within such Holder who have access to confidential information concerning the Issuer or its Affiliates received from the Issuer or its subsidiaries or Chartwell and/or its Affiliates or their respective subsidiaries, to maintain the confidentiality thereof on terms deemed reasonable to Chartwell in light of the nature of the transaction; and (iii) the use of commercially reasonable efforts to take such actions as are deemed necessary or appropriate by Chartwell to obtain regulatory consents or approvals required to consummate the transaction. For purposes of this Section 3.2(a) (x) Chartwell and its Affiliates shall be deemed to own (A) shares of Voting Common Stock held directly by Chartwell and its Affiliates (other than MHE Investments and Niles), (B) shares of Voting Common Stock held by MHE Investments equal to the product of the number of such shares held thereby multiplied by the aggregate percentage (the "Chartwell Percentage") equity interest owned directly or indirectly by Chartwell and its Affiliates, (y)(A) any Transfer of any interest (direct or indirect) in a Person that owns, directly or indirectly, Voting Common Stock by Chartwell (or any of its Affiliates) shall be deemed a Transfer of a portion of the Voting Common Stock owned by such Person (based on the proportion which the equity interest in such Person so transferred bears to the equity interest in such Person outstanding immediately prior to such Transfer) and (B) the purchase price of such Voting Common Stock (or portion thereof) shall be determined, based on the price being paid for such indirect interest, without reduction for any liability of such Person and (z) any Transfer of any Voting Common Stock by MHE Investments shall be deemed to be a Transfer of such shares (multiplied by the Chartwell Percentage) of Voting Common Stock by Chartwell and its Affiliates.

                        (ii) In the event that Chartwell (or any of its Affiliates) desires to Transfer (in one or a series of related transactions), after the date hereof, a portion of its shares of Voting Common Stock which, when added to the portion thereof which has been previously Transferred (other than to the entities, all the equity interests of which are directly or indirectly owned by the ultimate parent of Chartwell or to a Chartwell Fund) by Chartwell or its Affiliates, constitutes more than 15% of the Voting Common Stock owned by Chartwell or its Affiliates as of the date hereof to a party other than an unaffiliated third party (as defined above), it shall provide not less than 30 days prior written notice to each Holder setting forth therein in detail the terms and conditions of such sale, and each such Holder shall, upon not less than 10 days notice after receipt of the Chartwell notice, be entitled to sell to the buyer thereof, on the same terms and conditions as the Chartwell sale, its Pro Rata Share multiplied by the percentage of the common equity interests of the buyer prior to such sale not owned, directly or indirectly, by Chartwell or a Chartwell Fund.

                        (iii) In the event that the proposed buyer does not purchase the required Unit Shares or Registrable Securities from the Holders on the same terms and conditions as purchased from Chartwell, as required under this Section 3.2(a), then Chartwell shall, or shall cause its Affiliates making such Transfer to, purchase on such terms and conditions such Unit Shares or Registrable Securities, if the Transfer occurs.

                        (iv) Section 3.2(a) shall not apply to the Transfer by the direct or indirect owners of Chartwell, L.P.

of any interest therein to family members, estates, trusts, partnerships or other entities or Persons established for the benefit of family members of such owners, or to other Persons, so long as in each instance such direct or indirect owners of Chartwell, L.P. retain control of the management and operations of Chartwell, L.P.

                        (v) Section 3.2(a) shall not apply to the Transfer by Chartwell, L.P. of a portion of its membership interests in Frasier (not to exceed amounts transferred to management plus an additional $1,500,000 thereof in the aggregate) to third parties within 60 days after the date hereof at a price not exceeding the initial cost thereof to Chartwell, L.P.

                  (b) (i) In the event that Chartwell and its Affiliates desire to Transfer not less than 85% of the shares of Voting Common Stock which are indirectly economically beneficially owned by them (or any portion of its interest in any Person in respect thereof) taken as a whole, to an unaffiliated third party (as defined in Section 3.2(a)(i) above), Chartwell may, upon not less than 30 days prior written notice to the Holders, setting forth therein in detail the terms and conditions of such sale, require all Holders to sell their shares of Unit Common Stock or Registrable Securities at the same price (pro rata) as the Chartwell sale and on the same terms and conditions; provided, that each Holder shall be required only to represent and warrant on a several, but not joint basis, as to the Holder Representations, and shall not be required to enter into any covenants or agreements other than (i) indemnities as to such Holder's Representations and other indemnities as to which the purchaser's recourse is solely to a pro rata escrowed hold back of the purchase price determined by Chartwell; (ii) as to Persons within such Holder who have access to confidential information concerning the Issuer or its Affiliates received from the Issuer or its subsidiaries or Chartwell and/or its Affiliates and their respective subsidiaries, to maintain the confidentiality thereof on terms deemed reasonable to Chartwell in light of the nature of the transaction; (iii) the use of commercially reasonable efforts to take such actions as are deemed necessary or appropriate by Chartwell to obtain regulatory consents or approvals required to consummate the transaction.

                        (ii) In furtherance of the provisions of this Section 3.2(b), each Holder of Unit Common Stock or Registrable Securities hereby (a) irrevocably appoints Chartwell as its agent and attorney-in-fact, with full power of substitution (an "Agent") to execute all agreements, instruments and certificates and take all actions necessary or desirable to effectuate any sale under this Section 3.2(b) and (b) grants to such Agent a proxy (which shall be deemed to be coupled with an interest and irrevocable) to vote the Unit Common Stock or Registrable Securities held by such Holder (to the extent such

Unit Common Stock or Registrable Securities is entitled to vote on any matter pertaining to such Sale) and exercise any consent rights applicable thereto in favor of any Sale hereunder; provided, however, that no Agent may exercise such powers-of-attorney or proxies with respect to any Holder of Unit Common Stock or Registrable Securities unless such Holder is in breach of its obligations under this Section 3.2(b).

                  (c) The reasonable costs and expenses incurred by Chartwell and its Affiliates on the one hand, and Holders of Unit Common Stock or Registrable Securities on the other, in connection with a sale of Unit Common Stock pursuant to this Section 3.2 shall be allocated pro rata based upon the number of shares of Unit Common Stock sold by each holder of such Shares to the buyer; provided, that the costs and expenses shall not include the fees and expenses of more than one law firm, which firm shall be selected by Chartwell, unless representation of Chartwell and the Holders of Unit Common Stock or Registrable Securities by the same counsel, due to actual or potential differing interests between them, shall create a conflict of interest, in which case the costs and expenses shall include the reasonable fees and expenses of one additional law firm designated by Holders of Unit Common Stock or Registrable Securities proposing to sell a majority of the Unit Shares proposed to be sold by all Holders of Unit Common Stock and Registrable Securities.

                  (d) In connection with any sale by Holders pursuant to Sections 3.2(a) or (b) above, the consideration to be received by such Holders shall be of the same type as that to be received by Chartwell and its Affiliates and, in the case of Section 3.2(b), shall consist of either (x) cash or (y) securities registered under the Act and listed on a national security exchange or authorized for quotation on the NASDAQ National Market System; provided, that in the case of a transaction pursuant to Section 3.2(b), after giving effect to such transaction, Chartwell shall not beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 15% of the Common Stock of the Issuer.

                  (e) The provisions of this Section 3.2 shall terminate upon the consummation of offerings pursuant to one or more effective Registration Statements filed with the Commission with respect to Shares of Common Stock in one or more public offerings generating at least $50 million in aggregate gross proceeds of the Issuer's Common Stock, which Common Stock would be (i) held by Persons whom are not Affiliates of the Issuer and (ii) without restriction on Transfer under the Act (a "Qualified Public Offering").

            3.3 Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Physical Certificates. When Physical Certificates are presented to the Transfer Agent with a request:

                        (i) to register the Transfer of the Physical
Certificates; or

                        (ii) to exchange such Physical Certificates for an equal number of Physical Certificates of other authorized denominations, the Transfer Agent shall register the Transfer or make the exchange as requested if the requirements under this Agreement as set forth in this Section 3.3 for such transactions are met; provided, however, that the Physical Certificates presented or surrendered for registration of Transfer or exchange:

                              (I) shall be duly endorsed or accompanied by a
written instrument of Transfer in form satisfactory to the Transfer Agent, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                              (II) in the case of Physical Certificates the
offer and sale of which have not been registered under the Act, such Physical Certificates shall be accompanied, in the sole discretion of the Issuer, by the following additional information and documents, as applicable:

                                    (A) if such Physical Certificates are being
delivered to the Transfer Agent by a holder for registration in the name of such holder, without Transfer, a certification from such holder to that effect (in substantially the form of Exhibit B hereto); or

                                    (B) if such Physical Certificates are being
Transferred to a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer")) in accordance with Rule 144A under the Act, a certification to that effect (in substantially the form of Exhibit B hereto); or

                                    (C) if such Physical Certificates are being
Transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Act (an "Institutional Accredited Investor")) delivery of a certification to that effect (in substantially the form of Exhibit B hereto) and a Transferee Certificate for Institutional Accredited Investors in substantially the form of Exhibit C hereto; or

                                    (D) if such Physical Certificates are being
Transferred in reliance on Regulation S under the Act ("Regulation S"), delivery of a certification to that effect (in substantially the form of Exhibit B hereto) and a Transferee Certificate for Regulation S Transfers in substantially the form of Exhibit D hereto and an opinion of counsel reasonably satisfactory to the Issuer to the effect that such Transfer is in compliance with the Act; or

                                    (E) if such Physical Certificates are being
Transferred in reliance on Rule 144 under the Act, delivery of a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably satisfactory to the Issuer to the effect that such Transfer is in compliance with the Act; or

                                    (F) if such Physical Certificates are being
Transferred in reliance on another exemption from the registration requirements of the Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably satisfactory to the Issuer to the effect that such Transfer is in compliance with the Act.

                  (b) Restrictions on Transfer of Physical Certificates for a Beneficial Interest in a Global Certificate. A Physical Certificate may not be exchanged for a beneficial interest in a Global Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of a Physical Certificate, duly endorsed or accompanied by appropriate instruments of Transfer, in form satisfactory to the Transfer Agent, together with:

                              (A) a certification, in substantially the form of
                  Exhibit B hereto, that such Physical Certificate is being Transferred to a Qualified Institutional Buyer; and

                              (B) written instructions directing the Transfer
                  Agent to make, or to direct the Depository to make, an endorsement on the Global Certificate to reflect an increase in the aggregate amount of the shares represented by the Global Certificate, then the Transfer Agent shall cancel such Physical Certificate and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Transfer Agent, the number of shares represented by the Global Certificate to be increased accordingly. If no Global Certificate is then outstanding, the Issuer shall issue a new Global Certificate in the appropriate amount.

                  (c) Transfer and Exchange of Global Certificates. The Transfer and exchange of Global Certificates or beneficial interests therein shall be effected through the Depository, in accordance with this Agreement (including the restrictions on Transfer set forth herein) and the procedures of the Depository therefor.

                  (d) Transfer of a Beneficial Interest in a Global Certificate for a Physical Certificate.

                        (i) Any Person having a beneficial interest in a Global Certificate may upon request exchange such beneficial interest for a Physical Certificate if such beneficial interest is being Transferred to an Institutional Accredited Investor, so long as such Institutional; Accredited Investor delivers a certification to such effect (in substantially the form of Exhibit B hereto) and a Certificate for Institutional Accredited Investors in substantially the form of Exhibit C hereto. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Certificate and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such Transfer or exchange of a beneficial interest in a Global Certificate the offer and sale of which have not been registered under the Act.

                        (ii) Physical Certificates issued in exchange for a beneficial interest in a Global Certificate shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent in writing. The Transfer Agent shall deliver such Physical Certificates to the Persons in whose names such Physical Certificates are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Certificates. Notwithstanding any other provisions of this Agreement, a Global Certificate may not be Transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Authentication of Definitive Certificates in Absence of Depository. If at any time:

                        (i) (x) the Depository for the Global Certificates notifies the Issuer that the Depository is unwilling or unable to continue as Depository for the Global Certificates and a successor Depository for the Global Certificates is not appointed by the Issuer within 90 days after delivery of such notice or (y) has ceased to be a clearing agency registered under the exchange Act; or

                        (ii) the Issuer, at its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Physical Certificates; or

                        (iii) there shall have occurred and be continuing a Voting Rights Triggering Event;

            then the Issuer will execute, and the Transfer Agent, upon written instructions from the Issuer, will authenticate and deliver Definitive Certificates, in an aggregate number equal to the aggregate number of shares represented by the Global Certificates, in exchange for such Global Certificates.

                  (g) Legends.

                        (i) Each Share (and all shares of Common Stock issued in exchange therefor or substitution thereof) which is a Restricted Security shall bear a legend substantially to the following effect: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S (WITHIN THE MEANING OF RULE 903(C)(2) OF REGULATION S UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K)(OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
(A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRANSFER AGENT A LETTER SIGNED BY SUCH INVESTOR CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED PRIOR TO THE RESALE RESTRICTION TERMINATION DATE A

NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER OF THIS SECURITY PRIOR TO THE RESALE RESTRICTION TERMINATION DATE PURSUANT TO CLAUSES (D) AND (F) ABOVE, THE HOLDER WILL BE REQUIRED TO DELIVER TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  (h) Cancellation and/or Adjustment of a Global Certificate. At such time as all beneficial interests in a Global Certificate have either been exchanged for Physical Certificates, redeemed, repurchased or cancelled, such Global Certificate shall be returned to or retained and cancelled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in a Global Certificate is exchanged for Physical Certificates, redeemed, repurchased or cancelled, the number of shares of Common Stock represented by such Global Certificate shall be reduced and an endorsement shall be made on such Global Certificate, by the Transfer Agent to reflect such reduction.

                  (i) Obligations with Respect to Transfers and Exchanges of Physical Certificates.

                        (i) To permit registrations of Transfers and exchanges, the Issuer shall execute, at the Transfer Agent's request, and the Transfer Agent shall countersign and register Physical Certificates and Global Certificates.

                        (ii) All Physical Certificates and Global Certificates issued upon any registration, Transfer or exchange of Physical Certificates or Global Certificates shall be validly issued, fully paid and nonassessable.

            4. Registration Procedures. (i) In connection with the obligations of the Issuer with respect to any Registration Statement pursuant to Sections
2.1 and 2.2 hereof, the Issuer shall:

                  (a) prepare and file with the Commission a Registration Statement on the appropriate form under the Act, which form (i) shall be selected by the Issuer and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and the Issuer shall use its reasonable best efforts to cause such Registration

Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period, cause each prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act;

                  (c) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

                  (d) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or Blue Sky laws of such jurisdictions as any Holder thereof covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the Commission, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Issuer shall not be required to:

                        (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d);

                        (ii) file any general consent to service of process; or

                        (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

                  (e) notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such advice in writing:

                        (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective;

                        (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and prospectus or for additional information after the Registration Statement has become effective;

                        (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

                        (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Issuer contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Issuer receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                        (v) of the happening of any event during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or prospectus in order to make the statements therein not misleading;

                  (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

                  (g) furnish to each Holder of Registrable Securities and to the Initial Purchaser, without charge, at least one conformed copy of each prospectus;

                  (h) cooperate with the Selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the Selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

                  (i) upon the occurrence of any event contemplated by Section 4(e)(v) hereof, use reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer agrees to notify each Selling Holder to suspend use of the prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the prospectus until the Issuer has amended or supplemented the prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Issuer determines in good faith that such disclosure is not necessary, the Issuer agrees promptly to notify each Holder of such determination, to amend or supplement the prospectus if necessary to correct any untrue statement or omission therein and to furnish each Holder such numbers of copies of the prospectus as so amended or supplemented as each Holder may reasonably request;

                  (j) a reasonable time prior to the filing of any Registration Statement pursuant to Section 2.1(b) or (c) hereof, any prospectus, any amendment to a Registration Statement or amendment or supplement to a prospectus or any document which is to be incorporated by reference into a Registration Statement or a prospectus after initial filing of a Registration Statement, provide copies of such document to the Holders and make available for discussion of such document the representatives of the Issuer as shall be reasonably requested by the Holders of Registrable Securities;

                  (k) solely in the case of any Demand Registration, enter into such customary agreements (including an underwriting agreement, in each case in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being covered by such registration statement or the underwriters participating in such offering, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, indemnities and agreements;

                  (l) obtain a CUSIP number for the Common Stock;

                  (m) (i) make reasonably available for inspection by a representative of, and counsel for, any underwriter participating in any disposition pursuant to a Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and

                        (ii) cause the Issuer's officers, directors and employees to supply all relevant information reasonably requested by such representative, counsel or any such underwriter in connection with any such Registration Statement; and

                  (n) if requested by the Holders in connection with any Registration Statement, shall use its reasonable best efforts to cause (w) counsel for the Issuer to deliver an opinion relating to the Registration Statement and the Common Stock, in customary form, (x) its officers to execute and deliver all customary documents and certificates requested by a representative of the Holders or any underwriter, as applicable;

and (y) its independent public accountants to provide a comfort letter in customary form.

      (ii) The Issuer may, as a condition to such Holder's participation in any Registration Statement, require each Holder of Registrable Securities to furnish to the Issuer such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Issuer may from time to time reasonably request in writing. No Holder of Registrable Securities shall be required, in connection with any underwriting agreements entered into in connection with any registration, to provide any information, representations or warranties other than in respect of itself, or covenants other than in respect of the Holder's authority to Transfer the Registrable Securities and its delivery of good and valid title thereto, and such Holder shall not be required to provide any indemnification to any Person except as provided in Section 5 below.

            (iii) Each of the Holders agrees, if requested by the Issuer and an underwriter of equity securities of the Company, not to sell, offer to sell, or otherwise dispose of or agree to dispose of any Registrable Securities held by such Holder (other than to an Affiliate of such Holder) in a public offering during the 10-day period prior to, or the 90-day period (or such longer period if requested by such underwriter, up to 180 days) following, the effective date of a registration statement of the Issuer filed under the Act, provided that the Issuer shall, and shall use its best efforts to cause all officers and directors of the Issuer to, enter into similar agreements covering its Capital Stock, provided, however, that such agreements shall exclude issuances of Capital Stock
(x) pursuant to employee stock options or other employee benefit plans or grants of stock options pursuant to such plans, (y) as consideration paid in connection with an acquisition by the Issuer or its subsidiaries or (z) pursuant to outstanding convertible securities and outstanding options other than employee stock options. If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect.

            (iv) The Issuer shall exchange Unit Shares delivered to it by Holders participating in any registration of Registrable Securities pursuant to this Agreement for Voting Shares (as required in its Amended and Restated Certificate of Incorporation as in effect on the date hereof) prior to the consummation of any offering of Registrable Securities; provided, however, that if the offering of Voting Shares pursuant to any such Registration Statement is not consummated, holders of Unit Shares that have exchanged Unit Shares for Voting Shares shall have the right, but not the obligation, to cause the Issuer to effect an exchange of such Voting Shares for Unit Shares.

            5. Indemnification and Contribution. (a) The Issuer agrees to indemnify and hold harmless each Selling Holder and each Person, if any, who controls such Holder within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Issuer in writing by such Holder expressly for use in any such Registration Statement or prospectus; provided, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any indemnified party from whom the Person asserting such losses, claims, damages, liabilities and judgments purchased Unit

Common Stock or Registrable Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the prospectus and a copy of the prospectus shall not have been furnished to such Person in a timely manner due to the wrongful action or wrongful inaction of such indemnified party.

                  (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer, its directors, its officers and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Holder, but only with reference to information relating to such Holder furnished to the Issuer in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto); provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold pursuant to such registration statement or prospectus.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such Person (the "indemnified party") shall promptly notify the Person against which such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel relating to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or parties or (iii) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Issuer on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Issuer and each Holder agrees that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph

(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred (and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            6. Miscellaneous.

                  (a) No Inconsistent Agreements. Neither the Issuer nor Chartwell has entered into nor will the Issuer, Chartwell or any of its Affiliates on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer's other issued and outstanding securities, if any, under any such agreements.

                  (b) Non-Circumvention. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person or any of its Affiliates. Notwithstanding the foregoing, the direct and indirect stockholders of Chartwell may Transfer their equity interests in Chartwell or its Affiliates to their Affiliates, irrespective of the provisions of this Agreement, including, without limitation, the provisions of Section 3.2 hereof, provided, however, that Chartwell shall, in good faith, ensure that no such Transfers are made to intentionally frustrate the purpose and intent of the terms and provisions of this Agreement, including, without limitation, Section 3.2 hereof.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer has obtained the written consent of Holders of at least a majority of the outstanding Unit Shares and Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect the rights of other Holders of

Registrable Securities may be given by the Holders of a majority of the Registrable Securities proposed to be sold.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to the Initial Purchaser, at its address set forth in the Purchase Agreement; (ii) if to the Issuer or Chartwell, at the Issuer's address set forth in the Purchase Agreement; (iii) if to a holder of Unit Shares or Registrable Securities, at such holder's address as set forth in the stock books of the Issuer. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered, five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and Transferees of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders as holders of Unit Shares or Registrable Securities; provided that all tranferees have provided proper certification to the Issuer in substantially the form of Exhibits B, C, or D hereto, as applicable; provided, further, however, that nothing herein shall cause any proposed purchaser that acquires Shares pursuant to Section 3.2 hereof to be deemed a party to this Agreement. If any Transferee of any Holder shall acquire Unit Shares, in any manner, whether by operation of law or otherwise, such Unit Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Unit Shares such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

                  (f) Third Party Beneficiary. The Holders as holders of Unit Shares or Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Issuer and Chartwell, on the one hand, and the Initial Purchaser, on the other hand, and the Initial Purchaser shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                  (g) Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with certain of the obligations imposed on them by this Agreement, including, without limitation, those obligations set forth in Sections 2 and 3, and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                  (h) Exchange of Unit Common Stock for Voting Common Stock. Prior to or simultaneously with the consummation of any initial public offering of Common Stock of the Issuer (whether or not a Qualified Public Offering), each share of Unit Common Stock may be exchanged at the option of the Holder thereof for one share of Voting Common Stock in accordance with the terms and conditions set forth in the Amended and Restated Certificate of Incorporation of the Issuer as in effect on the date hereof; provided, that for all purposes of this Agreement any such Shares so exchanged shall continue to benefit from the rights inuring to the Unit Common Stock Shares under this Agreement, notwithstanding such exchange. The Issuer hereby covenants and agrees that it will offer in writing to each Holder of Unit Common Stock the opportunity to exchange its Unit Shares for Voting Shares in advance of any Registration pursuant to Article 2 of this Agreement or of any initial public offering as contemplated in the immediately preceding sentence.

                  (i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (l) Severability. In the event that any on or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impair thereby.

            IN WITNESS WHEREOF, the parties have executed this Common Stock Registration Rights and Stockholders' Agreement as of the date first written above.

                                       MMH HOLDINGS, INC.


                                       By: /s/ David D. Smith
                                           -----------------------------
                                           Name: David D. Smith
                                           Title: Vice President


                                       CHARTWELL, L.P.,
                                       BY: CHARTWELL G.P. CORP.,
                                             ITS GENERAL PARTNER


                                       By: /s/ Donald H. Gales
                                           -----------------------------
                                           Name: Donald H. Gales
                                           Title:


                                       CIBC OPPENHEIMER CORP.


                                       By: /s/ Walter McLallen
                                           -----------------------------
                                           Name: Walter McLallen
                                           Title: Managing Director

                                                                       EXHIBIT A

            THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN LIMITED CIRCUMSTANCES, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT B

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                  REGISTRATION OF TRANSFER OF UNIT COMMON STOCK

            Re:   Unit Common Stock (the "Securities"), of MMH Holdings, Inc.

            This Certificate relates to _____________ Securities held in the form of* |_| a beneficial interest in a Global Certificate or* |_| Physical Certificates by _______________ (the "Transferor").

            The Transferor:*

            |_| has requested by written order that the Transfer Agent deliver in exchange for its beneficial interest in the Global Certificate held by the Depository a Physical Certificate or Physical Certificates in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Certificate (or the portion thereof indicated above); or

            |_| has requested that the Transfer Agent by written order to exchange or register the Transfer of a Physical Certificate or Physical Certificates. In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Common Stock Registration Rights and Stockholders Agreement relating to the above captioned Securities and the restrictions on Transfers thereof as provided in Section 3.3 of such Common Stock Registration Rights and Stockholders Agreement, and that the Transfer of these Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

            |_| Such Security is being acquired for the Transferor's own account, without Transfer.

            |_| Such Security is being Transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

            |_| Such Security is being Transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act.

            |_| Such Security is being Transferred in reliance on Regulation S under the Act.

            |_| Such Security is being Transferred in reliance on Rule 144 under the Act.

            |_| Such Security is being Transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a Person other than an institutional "accredited investor."


                                          [INSERT NAME OF TRANSFEROR]


                                          By: _________________________
                                              [Authorized Signatory]

                                          Date: _______________________

*Check applicable box.

                                                                       EXHIBIT C

                Form of Certificate To Be Delivered in Connection
              with Transfers to Institutional Accredited Investors

United States Trust Company of New York
MMH Holdings, Inc.
c/o United States Trust Company of New York
114 West 47th Street
New York, New York 10036

Ladies and Gentlemen:

      In connection with our proposed purchase of Units (the "Series A Units") of MMH Holdings, Inc. ("Holdings") consisting of one share of the Holdings' 12% Series A Senior Exchangeable Preferred Stock (the "Series A Senior Preferred Stock"), exchangeable into Holdings' 12% Exchange Debentures (the "Exchange Debentures") and 720 shares of the Issuer's non-voting Common Stock (the "Unit Common Stock" and, together with the Series A Senior Preferred Stock, the Exchange Debentures, if issued, the "Securities"), we confirm that:

            1. We understand that any subsequent transfer (i) of the Series A Senior Preferred Stock is subject to certain restrictions and conditions set forth in the Certificate of Designation of Holdings and (ii) of the Unit Common Stock is subject to certain restrictions and conditions set forth in the Common Stock Registration Rights and Stockholder's Agreement, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Series A Senior Preferred Stock or the Unit Common Stock except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            2. We understand that none of the Securities have been registered under the Securities Act or any other applicable securities laws, the Securities have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction, and none of the Securities may be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any of the Securities prior to the date (the "Resale Restriction Termination Date") which is two years (or such shorter period as may be required by Rule 144(k) (or any successor provision) under the Securities Act), after the later of the original issuance of the Securities or the last date on which Holdings or any affiliate (within the meaning of Rule 144 under the Securities Act) of Holdings was the owner of such Securities (or any predecessor thereto), we will do so only (a) to Holdings or any of its subsidiaries, (b) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Series A Units are restricted as stated herein, (c) for so long as such securities are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), in accordance with Rule 144A to a "qualified institutional buyer" (as defined in Rule 144A), (d) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Transfer Agent, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Transfer Agent), (e) to non-U.S. Persons outside the United States in an offshore transaction in accordance with Regulation S under the Securities Act, or
      (f) pursuant to any other available exemption from the registration requirements of the Securities Act.

            3. We understand that, on any proposed resale of any Securities prior to the Resale Restriction Termination Date pursuant to clauses (d) or (f) in paragraph 2 above, we will be required to deliver to the Transfer Agent and Holdings such certifications, legal opinions and other information as either of them may reasonably require to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act. We further understand that the Securities purchased by us will bear a legend to the foregoing effect. We acknowledge that the Transfer Agent and Holdings will rely upon the truth and accuracy of such information, and we agree that if any such information is no longer accurate, we shall promptly notify the Transfer Agent and Holdings.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            5. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            6. We are not acquiring the Securities with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

            You, Holdings and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,



                                       By:______________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT D

                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers

______________,______
[Transfer Agent]
[              ]
[              ]

Attention:    Corporate Trust Administration

        Re:   MMH Holdings, Inc. (the "Issuer") Unit Common Stock (the
              "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of _____________ of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Act"), and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a Person in the United States;

            (2) either (a) at the time the buy offer was originated, the Transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the Transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Act; and

            (5) we have advised the Transferee of the Transfer restrictions applicable to the Securities.

            You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]


                                       By:______________________________________
                                          [Authorized Signature]


                                      D-2